                                                                     EXHIBIT (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement  on Form N-1A of our  reports  dated  May 18,  2006,  relating  to the financial statements and financial highlights which appear in the March 31, 2006
Annual Reports to Shareholders of the Diversified  Bond Fund,  High-Yield  Fund,
Premium Money Market Fund,  Prime Money Market Fund,  and  Inflation  Protection
Bond  Fund  which  are also  incorporated  by  reference  into the  Registration
Statement.  We  also  consent  to  the  references  to  us  under  the  headings
"Independent  Registered Public  Accounting Firm" and "Financial  Statements" in
such Registration Statement.

/s/ PricewaterhouseCoopers, LLP
-------------------------------------
PricewaterhouseCoopers LLP

Kansas City, Missouri
November 22, 2006